Exhibit 3.40

STATE OF DELAWARE

CERTIFICATE OF FORMATION OF

GLOBAL MEDIA USA, LLC

FIRST:	The name of the limited liability company is: Global Media USA, LLC.

SECOND:	The address of its registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its Registered Agent at such address is National Corporate Research, Ltd.

IN WITNESS WHEREOF, the undersigned had executed this Certificate of Formation of this 9th day of February, 1999.

/s/ Mark Borino
Mark Borino
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 02/09/1999 991051626 - 3003105

CERTIFICATE OF MERGER

OF VNU GM, INC.

INTO GLOBAL MEDIA USA, LLC

The undersigned limited liability company organized and existing under and by virtue of the Limited Company Act, DOES HEREBY CERTIFY:

FIRST: That the name and state of formation or incorporation of the constituent limited liability company and corporation of the merger is as follows:

NAME	STATE OF INCORPORATION

Global Media USA, LLC	Delaware
VNU GM, Inc.	Delaware

SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified and acknowledged by each of the constituent limited liability company and corporation in accordance with the requirements of section 209 of the Limited Liability Company of Delaware.

THIRD: That the name of the surviving limited liability company of the merger is Global Media USA, LLC.

FOURTH: That the Certificate of Formation of Global Media United States of America, LLC, a Delaware limited liability company, which will survive the merger, shall be the Certificate of Formation of the surviving limited liability company.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is Global Media USA, LLC, c/o VNU USA, INC. attn: Legal Department, 1515 Broadway, 15th Floor, New York, NY 10036.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving limited liability company, on request and without cost, to any stockholder of any constituent corporation.

Dated: February 12, 1999

GLOBAL MEDIA USA, LLC
ATTEST:
by:	/s/ Frederick A. Steinmann
Frederick A. Steinmann, Vice President

		by:	/s/ James A. Ross
James A. Ross, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 4:30 PM 02/12/1999 991057634 - 3003105